Exhibit (c)(4)

 January 12, 2026  Project Key West  Discussion Materials  PRIVILEGED & CONFIDENTIAL PRELIMINARY DRAFT  SUBJECT TO DUE DILIGENCE &  SUBSTANTIAL REVISION

 Investor  Commentary  Will not participate in a process or auction; no interest in acquiring the whole Company    [***] has been in prior discussions with Key West and has considered a range of different transactions  Key challenges for [***] for any transaction with Key West include but are not limited to:   Hard to assess asset management business given scope of relationship with Fairfax   Historically [***] believed Key West NAV was significantly below Management’s NAV estimate   Passed on 1/6  Noted that the [***] team had been tracking the situation since news of the Consortium offer became public in November  Potential Buyers Outreach Update  1  Note: Moelis began buyer outreach on 1/5/2026; Moelis conducted calls with [***] and [***] on 1/6/2026, [***] and [***] on 1/7/2026, and [***] on 1/8/2026; [***] was contacted on 1/5/2026 but has not responded to Moelis’ outreach to date  Although some potential buyers have expressed favorable views of Key West, many have expressed concerns with pursuing a potential acquisition  PRIVILEGED & CONFIDENTIAL PRELIMINARY DRAFT  SUBJECT TO DUE DILIGENCE &  SUBSTANTIAL REVISION  General familiarity with Key West and the unique collection of assets; most firms we spoke with made references to work they had completed in 2024 or 2025 reviewing potential opportunities to engage with Key West  All firms we spoke with referenced the complexity of the business, particularly the asset manager and the Company’s relationship with Fairfax   Firms mentioned other challenges including leverage, large transaction size, JV complexity, size of assets under development and potential tax leakage in a change of control / conversion from a C-Corp  Investors Reviewing Opportunity  Key Themes from Initial Conversations  Investors Passed on Opportunity  Moelis conducted outreach call with investor  [***]  [***]  [***]  [***]  [***]  [***]  [***]  [***]  [***]

 Disclaimer  This presentation has been prepared by Moelis & Company LLC (“Moelis”) solely for the information and assistance of the Special Committee of the Board of Directors of the company codenamed “Key West” (the “Company”) in considering the matters referred to in these materials. This presentation is confidential and may not be disclosed (in whole or in part) or utilized for other purposes without the express prior written consent of Moelis.   This presentation has been prepared based on information provided by the Company and/or from third party sources. Moelis assumed such information is complete and accurate in all material respects. Moelis has not independently verified such information (or assumed responsibility for the independent verification of such information). To the extent this presentation includes projections, forecasts or other forward-looking statements, Moelis has assumed that such information was reasonably prepared based on the best currently available estimates and judgments of the Company and/or other parties as to the future performance of the Company and/or such other parties. Moelis expresses no views as to the reasonableness of any such projections, forecasts or other forward-looking statements or the assumptions on which they are based. Moelis has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or any other party. Moelis’ participation in any due diligence review is solely for purposes of supporting its advice and analysis.   This presentation is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and Moelis assumes no obligation to update this presentation or correct any information herein. No company or transaction used in this presentation is identical to the Company or any potential transaction. The analyses set forth in this presentation do not purport to be appraisals and such analyses do not reflect Moelis’ views of the prices at which businesses or securities actually may be sold. Because the analyses described in these materials (including the information used in such analyses) are inherently subject to uncertainty, Moelis does not assume responsibility if future results are materially different from those forecast.   This presentation was designed for use by certain persons familiar with the business of the Company. This presentation is not intended to provide the sole basis for any decision on any transaction or strategic alternative and is not a recommendation with respect to any transaction or strategic alternative. This presentation does not address the Special Committee’s underlying business decision to explore or recommend any transaction or strategic alternative or the relative merits of any transaction or strategic alternative as compared to any alternative business strategies or transactions that might be available to the Company. Nothing contained in this presentation should be construed as legal, regulatory, tax or accounting advice.   Moelis and its affiliates are engaged globally in a wide range of investment banking and other activities for their own account and otherwise. Moelis and its affiliates may have advised, may seek to advise and may in the future advise in companies referred to in this presentation. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this presentation. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation.  2  PRIVILEGED & CONFIDENTIAL PRELIMINARY DRAFT  SUBJECT TO DUE DILIGENCE &  SUBSTANTIAL REVISION